                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-87157, 333-05939, 333-37921 and 333-94859) and
Form S-8 (No. 333-75339, 33-75934, 333-04280, 333-08047 and 333-43802) of SatCon
Technology Corporation and its subsidiaries of our report dated December 17, 1998, except to the restatement described in Note A, as to which the date is September 11, 2000, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

                                          /s/ PricewaterhouseCoopers LLP
                                          PricewaterhouseCoopers LLP
Boston, Massachusetts
December 21, 2000